EXHIBIT 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF
INCORPORATION/FORMATION
1.	Commercial Asset Holdings LLC	Delaware
2.	DBNCF Circle LLC	Delaware
3.	DBNCH Circle LLC	Delaware
4.	DBNC Peach Holding LLC	Delaware
5.	DBNC Peach LLC	Delaware
6.	DBNC Peach I Trust	Delaware
7.	Fortress Asset Trust	Delaware
8.	Fortress CBO Holdings I Inc.	Delaware
9.	Fortress CBO Investments I Corp.	Delaware
10.	Fortress CBO Investments I, Ltd.	Cayman Islands
11.	Fortress Finance (Belgium) s.p.r.l.	Belgium
12.	Fortress Realty Holdings, Inc.	Ontario
13.	Impac CMB Trust 1998-C1	Delaware
14.	Impac Commercial Assets Corporation	California
15.	Impac Commercial Capital Corporation	California
16.	Impac Commercial Holdings, Inc.	Maryland
17.	Karl S.A.	Belgium
18.	LIV Holdings LLC	Delaware
19.	Monterrey B.V.	Netherlands
20.	Monterrey Belgium S.A.	Belgium
21.	NC Circle Holdings LLC	Delaware
22.	NC Circle Holdings II LLC	Delaware
23.	Newcastle 2005-1 Asset-Backed Note LLC	Delaware
24.	Newcastle CDO Holdings LLC	Delaware
25.	Newcastle CDO I Corp.	Delaware
26.	Newcastle CDO I, Ltd.	Cayman Islands
27.	Newcastle CDO II Corp.	Delaware
28.	Newcastle CDO II Holdings LLC	Delaware
29.	Newcastle CDO II, Ltd.	Cayman Islands
30.	Newcastle CDO III Corp.	Delaware
31.	Newcastle CDO III Holdings LLC	Delaware
32.	Newcastle CDO III, Ltd.	Cayman Islands
33.	Newcastle CDO IV Corp.	Delaware
34.	Newcastle CDO IV Holdings LLC	Delaware
35.	Newcastle CDO IV, Ltd.	Cayman Islands
36.	Newcastle CDO V Corp.	Delaware
37.	Newcastle CDO V Holdings LLC	Delaware
38.	Newcastle CDO V, Ltd.	Cayman Islands
39.	Newcastle CDO VI Corp.	Delaware
40.	Newcastle CDO VI Holding, LLC	Delaware
41.	Newcastle CDO VI , Ltd.	Cayman Islands
42.	Newcastle CDO VII Corp.	Delaware
43.	Newcastle CDO VII Holdings LLC	Delaware
44.	Newcastle CDO VII, Limited	Cayman Islands
45.	Newcastle MH I LLC	Delaware
46.	Newcastle Mortgage Securities LLC	Delaware
47.	Newcastle Mortgage Securities Trust 2004-1	Delaware
48.	NIC BR LLC	Delaware
49.	NIC CNL LLC	Delaware
50.	NIC CR LLC	Delaware
51.	NIC CSR LLC	Delaware
52.	NIC DBRepo LLC	Delaware
53.	NIC GCMRepo LLC	Delaware
54.	NIC GR LLC	Delaware
55.	NIC GS LLC	Delaware
56.	NIC GSE LLC	Delaware
57.	NIC Holdings I LLC	Delaware
58.	NIC NK LLC	Delaware
59.	NIC TRS Holdings, Inc.	Delaware
60.	Steinhage B.V.	Netherlands